POWER OF ATTORNEY


The undersigned is a director and/or officer of The Progressive Corporation, an Ohio corporation (the ?Corporation?), certain securities of which are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the ?Act?). The undersigned hereby makes, constitutes and appoints Charles E. Jarrett, Dane A. Shrallow, Michael R. Uth, David M. Coffey and Laurie F. Humphrey, and each of them, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, as my attorney-in-fact and agent, to sign and file Form ID, or successor form, to obtain any codes necessary for the undersigned to file documents with the Securities and Exchange Commission, and to sign any and all Forms 3, 4 and 5, or successor forms, and any and all amendments or supplements thereto, in order to report, pursuant to Section 16(a) of the Act, the number of the Common Shares and other securities (including any derivative securities) of the Corporation beneficially owned by the undersigned, or any change in the number of Common Shares or other securities of the Corporation so owned by the undersigned or in the nature of such ownership, and to file with the Securities and Exchange Commission and the New York Stock Exchange the required number of copies of such form or forms, or any such amendments or supplements, pursuant to and in accordance with the applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, giving and granting unto each said attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and approving all that said attorneys-in-fact and agents, or any of them, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 20th day of March, 2015.




				/s/Patrick K. Callahan
				Patrick K. Callahan